UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 4, 2019

ConvergeOne Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38053	81-4619427
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3344 Highway 149 Eagan, MN	55121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 321-6227

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed on November 7, 2018 in the Current Report on Form 8-K filed by ConvergeOne Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”), the Company is a party to an Agreement and Plan of Merger, dated as of November 6, 2018 (the “Merger Agreement”), by and among the Company, PVKG Intermediate Holdings Inc., a Delaware corporation (“Parent”), and PVKG Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”), pursuant to which, on January 4, 2019, Purchaser merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”).

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Pursuant to the Merger Agreement, on November 21, 2018, Purchaser commenced a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.0001 per share, of the Company (“Shares”) for $12.50 per Share (the “Offer Price”), net to the seller in cash, without interest and less any withholding of taxes required by applicable law, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 21, 2018 (as amended or supplemented, the “Offer to Purchase”), and in the related Letter of Transmittal.

The Offer expired at 5:00 p.m., Eastern time, on January 3, 2019 (the “Expiration Time”). Continental Stock Transfer & Trust Company, the depositary and paying agent for the Offer (the “Depositary and Paying Agent”), advised Purchaser that, as of the Expiration Time, a total of 73,678,798 Shares had been validly tendered and not properly withdrawn pursuant to the Offer (excluding Shares tendered pursuant to notices of guaranteed delivery that had not yet been “received” (as such term is defined in Section 251(h)(6)(f) of the General Corporation Law of the State of Delaware (the “DGCL”)), representing approximately 97.48% of the outstanding Shares. As a result, all conditions to the Offer were satisfied and on January 4, 2019, Purchaser accepted for payment (such time of acceptance for payment, the “Acceptance Time”) all such Shares validly tendered and not properly withdrawn pursuant to the Offer on or prior to the Expiration Time, and payment for such Shares was made on January 4, 2019 to the Depositary and Paying Agent. The Depositary and Paying Agent will act as agent for tendering stockholders for the purpose of transmitting payments to tendering stockholders whose Shares have been accepted for payment in accordance with the terms of the Offer. The Depositary and Paying Agent also advised Parent and Purchaser that, as of the Expiration Time, it received Notices of Guaranteed Delivery with respect to 1,141,079 additional Shares, representing approximately 1.5% of the outstanding Shares.

On January 4, 2019, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the DGCL, Purchaser merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent. The Merger was effected without a vote of the Company stockholders pursuant to Section 251(h) of the DGCL. At the effective time of the Merger (the “Effective Time”), each Share outstanding immediately prior to the Effective Time (other than Shares held by the Company (or held in the Company’s treasury), Shares held by Parent, Purchaser or any other direct or indirect subsidiary of Parent or the Company, Shares held by certain members of the Company’s management that were rolled over and converted into shares of an affiliate of Parent and Purchaser or any Shares held by any person who was entitled to and properly demanded statutory appraisal of his, her or its Shares under Section 262 of the DGCL in connection with the Merger) was converted into the right to receive an amount in cash equal to the Offer Price, without interest and less any withholding of taxes required by applicable law.

The aggregate purchase price and related fees and expenses were funded by proceeds from debt financing, as well as by equity contributions from CVC Capital Partners VII (A) L.P., CVC Capital Partners VII AIV (Delaware) LP, CVC Capital Partners Investment Europe VII L.P. and CVC Capital Partners VII Associates L.P.

The foregoing summary description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on November 7, 2018, and is incorporated by reference into this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Merger, on January 4, 2019, the Company notified the Nasdaq Global Market (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq file with the SEC an application on Form 25 to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of the Shares on Nasdaq was suspended prior to the opening of trading on January 4, 2019, and Nasdaq filed the Form 25 with the SEC on January 4, 2019. The Company intends to file with the SEC a Form 15 under the Exchange Act requesting the deregistration of the Company’s common stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders

The information set forth in the Introductory Note and in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Change in Control of Registrant

The information set forth in the Introductory Note and Items 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Offer, a change of control of the Company occurred at the Acceptance Time. Upon the consummation of the Merger, the Company became a wholly owned subsidiary of Parent.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors; Election of Directors

The information in connection with the removal and election of directors set forth under Item 5.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02.

On January 4, 2019, (i) pursuant to the Merger Agreement and in connection with the Merger, the directors of Purchaser (Lars C. Haegg and James P. Christopolous) (the “Post-Closing Directors”) became the directors of the Company in replacement of the Company’s existing directors, (ii) Lars C. Haegg voluntarily resigned as a director of the Company and (iii) in accordance with the Company’s bylaws and Section 141(k) of the DGCL, effective as of the Effective Time, Parent, as the sole stockholder of the Company, elected Christopher Colpitts and John A. McKenna, Jr. as additional members of the Board of Directors of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. Copies of the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 8.01. Other Events

On January 4, 2019, the Company issued a press release announcing the expiration of the Offer and the expected consummation of the Merger. A copy of the press release is furnished as Exhibit 99.1 hereto. Such press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information in this Item 8.01, including Exhibit 99.1, shall not be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 6, 2018, by and among ConvergeOne Holdings, Inc., PVKG Intermediate Holdings Inc. and PVKG Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by ConvergeOne Holdings, Inc. on November 7, 2018).

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

99.1	Joint Press Release issued by CVC Capital Partners and the Company, dated January 4, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGEONE HOLDINGS, INC.

Date: January 4, 2019

/s/ John A. McKenna, Jr.
Name: John A. McKenna, Jr.
Title: President and Chief Executive Officer